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                                                            Exhibit 8.1

                        PROSKAUER ROSE LLP LETTERHEAD



                                                          March 1, 2002


Alcatel
54, rue la Boetie
75008 Paris, France

Ladies and Gentlemen:

                  We have acted as counsel to Alcatel, a French SOCIETE ANONYME ("Parent"), in connection with the proposed merger (the "Merger") of Apples Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), with and into Astral Point Communications, Inc. (the "Company"), pursuant to an Agreement and Plan of Merger, dated as of January 18, 2002, by and among Parent, Merger Sub and the Company (the "Merger Agreement"). You have requested our opinion regarding certain United States federal income tax consequences of the Merger. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement or in the Proxy Statement/Prospectus, which is included in the Registration Statement on Form F-4 (File No. 333-82930) (the "Registration Statement"), as filed by Parent on February 15, 2002 with the Securities and Exchange Commission (the "SEC").

                  In providing our opinion, we have reviewed the Merger Agreement, the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (without any independent investigation or review thereof) that (i) the Merger will be consummated in accordance with the provisions of the Merger Agreement and the Registration Statement; (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, correct and complete; (iii) the representations made by Parent, Merger Sub and the Company in their respective letters delivered to us for purposes of this opinion (the "Representation Letters") are true, correct and complete and will remain true, correct and complete at all times up to and including the Effective Time of the Merger; (iv) any representations made in the Representation Letters "to the knowledge of" or similarly qualified are correct without such qualification; (v) all covenants contained in the Merger Agreement, the Registration Statement and the Representation Letters are performed without waiver or breach of any material provision thereof; and (vi) original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and all such documents have been (or will be by the Effective Time of the Merger) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof. If any of the above assumptions are untrue for any reason or if the Merger is consummated in a manner that is different from the manner in which it is described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected and may not be relied upon.


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                  The opinion set forth in this letter is based on relevant
provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder (including proposed and temporary regulations) and interpretations of the foregoing as expressed in court decisions, administrative determinations and legislative history, as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect. Our opinion is not binding on the Internal Revenue Service or on the courts, and, therefore, provides no guarantee or certainty as to results. In addition, our opinion is based on certain factual representations and assumptions described herein. Any change occurring after the date hereof in, or a variation from, any of the foregoing bases for our opinion could affect the conclusion expressed below.

                  On the basis of the foregoing and our reliance upon the assumptions in this opinion, and subject to the limitations and qualifications in this opinion, we are of the opinion that the statements made in the Registration Statement under the caption "United States Federal Income Tax Considerations" constitute a correct summary of the material United States federal income tax consequences applicable to the stockholders of the Company in the Merger.

                  This opinion is expressly limited to the tax matters specifically covered hereby, and we render no opinion, whether by implication or otherwise, as to any other tax consequences of the Merger. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in law.

                  This opinion is being furnished to you solely for its use in connection with the Registration Statement. It may not be relied upon by any other person or entity, and may not be made available to any other person or entity without our prior written consent.

                  In accordance with the requirements of Item 601(b)(23) of Regulation S-K of the Securities Act of 1933, as amended (the "Act"), we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC promulgated thereunder.



                                                      Very truly yours,

                                                      /s/ Proskauer Rose LLP
                                                      ----------------------

                                                      PROSKAUER ROSE LLP